Exhibit 10.26

                 MCMS, INC. PROFIT SHARING PLAN

1.   PURPOSE

The MCMS, Inc. (the "Company") Profit Sharing Plan (the "Plan") is designed to recognize individual performance and contribution to the profitability of the Company.


2.   PROFIT SHARING AND ADMINISTRATION

(a) The Company will distribute a bonus of up to approximately 7% of its earnings, before, interest, taxes, depreciation and amortization ("EBITDA") (the "Bonus Pool"), to eligible
     team   members.  The  Bonus  Pool,  after  approval  of  the
     Compensation Committee (the "Committee") in their discretion, may be distributed in the form of a broad based equal distribution to all eligible team members ("Broad Based Distribution") and/or a distribution to eligible team members based on individual performance or other criteria ("Pay for
     Performance").    All  distributions   are  subject  to  the
     profitability of the Company and are at the discretion of the Committee, which shall have the authority to determine performance goals and other criteria for Pay for Performance distributions, the team members to be awarded bonuses, and the amount and timing of bonuses under the Plan. The Committee also shall have the right to make adjustments to the Bonus Pool as it deems appropriate. In addition, bonuses will be conditioned upon the Company's compliance, both before and after such bonuses are paid, with any existing Company obligations or covenants.

(b) Bonuses will be distributed after the announcement of the Company's fiscal quarterly results of operations or at such other times as determined by the Committee.
(c) Any questions concerning interpretations of, or eligibility under, the Plan shall be decided by the Committee. The Plan may be modified or discontinued at any time by the Committee, with or without cause or notice.

3.   ELIGIBILITY

To be eligible to participate under the Plan, the following requirements must be met:
(a) Employees must be continuously employed with the Company for ninety (90) days prior to the close of the most recent fiscal quarter (time worked as a temporary employee will be credited to fulfilling this ninety (90) day requirement). In addition, any Broad Based Distribution to part-time team members shall be prorated based on the hours worked by such team member.
(b) Team members must be a full or part-time MCMS employee on the payroll transmit date without respect to a retroactive or other termination date established after the payroll has been transmitted. Temporary employees are not eligible.
(c) Officers, interns, and commission-based sales team members are not eligible for Pay for Performance bonuses.

4.   EFFECTIVE DATE

     The Plan shall be deemed effective as of February 27, 1998.

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